Exhibit 99.1
News Release
Investor Contact: Lydia Kopylova, (212) 878-1831 Media Contact: Jennifer Albert, (212) 878-1840
For Immediate Release January 25, 2023

Minerals Technologies Declares Quarterly Dividend

NEW YORK, January 25, 2023 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today declared a regular quarterly dividend of $0.05 per share on the Company’s common stock. The dividend is payable on March 9, 2023, to stockholders of record on February 16, 2023.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a global resource- and technology-based company that develops, produces, and markets a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the consumer products, paper & packaging, foundry, steel, construction, environmental, energy, and polymer industries. The Company reported sales of $1.9 billion in 2021. For further information, please visit our website at www.mineralstech.com. (MTI-D)

###